EXHIBIT 99.2



                  CabelTel International Corporation Announces
                         Rescission of Prior Transaction

Dallas, Texas (Business Wire) June 27, 2006: CabelTel International Corporation ("CIC" or "the Company") (AMEX: GBR), a Dallas-based company with investments in a retirement center and a North Texas outlet mall , announced that on June 27, 2006, it signed a rescission agreement with the holders of its Series J 2% Preferred Stock ("Series J") and others. The rescission agreement which is dated as of June 1 covers the return of the Series J to the Company for cancellation and return by the Company to four individuals the stock of two privately-held corporations which own 74.8% of CableTEL AD, a Bulgarian telecommunications company ("CableTEL AD"). The effect of the Rescission Agreement is for the Company to divest its interest in CableTEL AD.

         On October 12, 2004, the Company acquired, for 31,500 shares of newly-designated 2% Series J Preferred Stock, two corporations which, in turn, owned 74.8% of CableTEL AD. The terms of the acquisition agreement required the Company to present a proposal to its stockholders to approve the mandatory exchange of all shares of Series J Preferred Stock into 8,788,500 shares of common stock which, if approved by stockholders, would have represented 90% of the resulting total issued and outstanding shares of common stock in the Company. Because the exchange had not actually been completed, the Company did not consolidate CableTEL AD operations for financial statement purposes.

         The intent of the rescission agreement is to void from the beginning the original acquisition agreement. Under the terms of the rescission agreement:

         o        The Company will cancel the 31,500 shares of Series J.

         o Subject to compliance with all applicable American Stock Exchange rules and federal securities laws, the Company will change its name to a name that does not include the words "cable" or "cabel."

         o All receivables and payables of the Company related to CableTEL AD were transferred to companies unrelated to CIC with no net effect upon the Company's financial condition.

         o The Company received a "break-up" fee of $1,500,000 in the form of a 9 1/2% tax free bond from an unrelated third party.



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         o        The  Company  will be  indemnified  for any current and future litigation involving CIC or its affiliates which is derived from CIC's relationship with CableTEL AD.

         o With the separation of interests of the Company and CableTEL AD, Ronald C. Finley, Principal Executive Officer of CableTEL AD on June 27, 2006, resigned effective June 1, 2006, his positions as a Director and Chairman and Chief Executive Officer of the Company. No disagreement exists between the Company and Mr. Finley on any matter relating to the Company's operations, policies or practices.

         CabelTel International Corporation (AMEX:GBR) is a Dallas-based company with investments in a retirement center and a North Texas outlet mall. For more information, go to the Company's website at www.cabeltel.us.

         Certain statements in this media release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Report and in the documents incorporated herein by reference. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2005.